Buffered Return Optimization Securities UBS Equity Investor investment guide ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-178960 Dated August 22, 2014

2 | Buffered Return Optimization Securities Contents 03 Overview 04 How the securities work 07 An example investment 12 Key investment risks 14 Where to find additional information 15 Glossary

Buffered Return Optimization Securities |

Overview
UBS Equity Investor is a proprietary trading system that
makes it possible for you and your financial advisor to design and trade certain customized structured investments on a
same-day basis.
Buffered Return Optimization Securities (referred to as the
securities) are one of the investments that can be built for you using UBS Equity Investor. These securities are debt
securities issued by UBS AG that are designed to allow
investors the potential to enhance positive market returns up to a maximum gain with buffered downside exposure to any
negative market returns at maturity.
Because an investment in these securities involves a
significant risk of loss, it is important that you familiarize yourself with the features and risks of these investments
before you invest. In this guide, you will learn about how
these securities work and understand some of the
terminology related to these securities. You can also walk
through a hypothetical example of an investment in a security and read a summary of key investment risks.
This investment guide is just the first step in learning about
Buffered Return Optimization Securities. At the end of the
guide, you will find links to the prospectus supplement
(including a sample final terms supplement), product
supplement and base prospectus (collectively the base
offering documents) for the securities, which you should read and understand prior to investing in any securities. You will also find instructions on how you can find additional
information about the issuer of the securities, UBS AG.
When you are ready to proceed with your first investment or
if you have any questions about these or other opportunities, please contact your UBS financial advisor.

4 | Buffered Return Optimization Securities
How the securities work
What are Buffered Return Optimization Securities?
Buffered Return Optimization Securities are unsubordinated,
unsecured debt instruments issued by UBS AG (UBS). Like
a traditional UBS debt instrument, any payment on a security is subject to the creditworthiness of UBS. However, unlike a traditional debt instrument, UBS may pay more or less than
the full principal amount of a security at maturity. The
amount that UBS pays at maturity depends on the
underlying return of the stock or ETF to which the security
is linked (which is referred to as the underlying asset).
If the underlying return is positive, the securities have the potential to enhance the underlying return through a
multiplier
feature up to a maximum gain. If the underlying
return is negative, the securities reduce a portion of the
negative underlying return through a buffer feature.
Therefore, if you purchase Buffered Return Optimization
Securities, you are accepting the risk that you may lose a
substantial portion of your investment at maturity.
What will UBS pay at maturity of the securities?
At maturity, UBS' payment to you will depend on the
underlying return, which UBS will calculate on the final
valuation date for your security.
If the underlying return is positive, UBS will repay the full principal amount at maturity plus pay a return equal to the
product of the underlying return times the multiplier, but no more than the maximum gain.
If the underlying return is zero or negative and the
percentage decline from the initial level to the final level is equal to or less than the buffer percentage, UBS will repay
the full principal amount at maturity.
If the underlying return is negative and the percentage
decline from the initial level to the final level is greater than the buffer percentage, you will have downside market risk
similar to the underlying asset in excess of the buffer
percentage. In this case, UBS will repay less than the full
principal amount at maturity, resulting in a loss of principal equal to the percentage decline in excess of the buffer
percentage.
Because Buffered Return Optimization Securities are
unsubordinated, unsecured debt obligations of UBS, all
payments on the securities are subject to the creditworthiness of UBS. If UBS is unable to pay its obligations as they come due, you could lose some or all of your investment in the
securities.
Relationship between the maximum gain, the buffer percentage and selected factors on trade date
Factors that influence the maximum gain and buffer percentage of your security
Maturity Multiplier
Implied volatility of
underlying asset
Dividend rate of
underlying asset
Market interest
rates
UBS
creditworthiness
Maximum gain
Buffer percentage
This table is based on generalizations for ease of conceptual understanding. For the respective term or factor in each column, the arrow indicates the general relationship to the maximum gain and the buffer percentage. An up-arrow indicates a generally positive relationship. A down-arrow indicates a generally negative relationship. Both arrows indicate the relationship can be either positive or negative. E.g., a higher dividend rate for the underlying asset generally results in a higher maximum gain or higher buffer percentage for your security. The relationship between the maximum gain, the buffer percentage, and the selected factors may vary in individual cases based on complex and interrelated political, economic, financial and other factors.

Buffered Return Optimization Securities |

How are the terms of the securities determined?
Before you agree to purchase a Buffered Return
Optimization Security, you will receive a preliminary terms
supplement that summarizes the terms of the security. The
underlying asset, maturity, and multiplier for the securities will be based on the terms you agree on with your financial
advisor. The preliminary terms supplement will also include
the range for the maximum gain or buffer percentage of the
security, depending on which term you select with your
financial advisor. The maximum gain or buffer percentage
for each security will vary depending on a number of factors
(including those set forth in the table on page 4).
What underlying assets are available for the securities?
There are over 200 stocks and ETFs available to select as an underlying asset for your security. The preliminary terms
supplement you receive will include a brief description of the underlying asset selected, along with instructions on how to find additional information about the underlying asset.
How much do the securities cost?
The issue price
and principal amount
of each Buffered
Return Optimization Security is $10.00. The issue price
includes all fees payable on the security, as discussed below.
The security is subject to minimum issue size and individual purchase amount requirements, as discussed below and in the
base offering documents.
What are the fees associated with the securities?
The fees associated with the securities include a sales
concession paid to UBS Financial Services Inc., which pays
your financial advisor, as well as the costs and potential
profit to UBS for issuing and hedging its obligations under
the securities. These fees are embedded in the issue price that you pay for the securities and are reflected in the terms of the security. Once the terms of the security are set, these fees do not reduce the payment at maturity of the securities, but they may affect the price of the securities prior to maturity.
What if I want to sell the securities before maturity?
The securities will not be listed on any exchange. Although
the securities are designed to be held to maturity, you may be able to sell your securities back to UBS prior to maturity.
Investment timeline
On the trade date, the initial level of the underlying asset is determined and the final terms of the investment are set.
On the issue date, the securities are issued and investors pay the issue price.
On the final valuation date, the final level of the underlying asset is determined and the underlying return is calculated.
If the underlying return is positive, UBS will repay the full principal amount at maturity plus a return equal to the
product of the multiplier times the underlying return, but
no more than the maximum gain:
principal amount + (principal amount x the lesser of
(multiplier x underlying return) and maximum gain)
If the underlying return is zero or negative and the
percentage decline from the initial level to the final level is equal to or less than the buffer percentage, UBS will
repay the full principal amount at maturity.
If the underlying return is negative and the percentage
decline from the initial level to the final level is greater than the buffer percentage, you will have downside market
risk similar to the underlying asset in excess of the buffer percentage. In this case, UBS will repay less than the full
principal amount at maturity, resulting in a loss of
principal equal to the percentage decline in excess of the
buffer percentage:
principal amount + (principal amount x (underlying
return + buffer percentage))
The price that you receive for your security may be more or
less than the principal amount. Please keep in mind that UBS is not obligated to make a market for your securities and you may not be able to sell your securities prior to maturity.
Therefore, you should be prepared to hold your securities to maturity.
Start
Maturity

6 | Buffered Return Optimization Securities
What happens if there is a stock split or a merger?
For stock splits, mergers or other corporate actions relating to the underlying asset, the calculation agent
for the securities
will generally make an adjustment to the initial level or to other terms of the securities. The type of adjustment will
depend on the type of corporate action that has occurred and, in some cases, no adjustment may be made. The base
offering documents for the securities describe some of the
corporate actions that may occur and some of the adjustments that may occur. The purpose of any adjustment by the
calculation agent is generally to offset changes in the
economic position of the investors and UBS from the
corporate action. If a corporate action occurs and the
calculation agent does not make any adjustment, the market
value of your securities and the payment at maturity may be
negatively affected. Because the calculation agent for the
securities is an affiliate of UBS, the calculation agent may have a conflict of interest in determining whether and how to make any adjustments.
What are the expected tax consequences of investing in
the securities?
The base offering documents for the securities will contain a tax disclosure describing the expected U.S. federal income
tax consequences of investing in the securities. The tax
consequences are complex and uncertain. As a reminder,
UBS and its employees do not provide tax advice. You
should consult with your tax advisor prior to investing in any securities.
As described in the base offering documents, UBS expects to
treat the securities for tax purposes as a pre-paid derivative contract with respect to the underlying asset. The IRS could assert a different tax treatment for the securities, which could require you and UBS to treat the securities differently than described in the offering documents.
Investment summary
Potential to enhance returns
subject to a maximum gain
If the underlying return is positive, at
maturity UBS will repay the full
principal amount plus pay a return
equal to the product of the underlying
return times the multiplier, but no more
than the maximum gain.
Downside equity market risk
subject to a buffer feature
At maturity, you will have downside
exposure to the underlying asset only if
the percentage decline in the
underlying asset from the initial level
to the final level is greater than the
buffer percentage. If the percentage
decline exceeds the buffer percentage,
you will incur a loss of principal at
maturity equal to that excess decline.
Additional considerations
You will be subject to the
creditworthiness of UBS for all
payments under the securities. There
may be limited or no liquidity for the
securities. The tax consequences of
investing in the securities are complex
and uncertain. Please see the risk
section of this investment guide and
the base offering documents for
additional important considerations.

In this section of the investment guide, we provide an example of a hypothetical investment in a Buffered Return
Optimization Security. This example is for illustrative purposes only. The actual terms and conditions for any security you purchase will be included in the preliminary terms supplement that you will receive prior to investing in the security.
An example investment
1) Select an underlying asset
You and your financial advisor can select an underlying asset for your security from a list of over 200 stocks and ETFs.
Many investors use different strategies in determining which underlying asset to select (see the table below for a
discussion of some of these strategies).
For purposes of this example investment, we will use a
fictional underlying asset for your security: XYZ common
stock.
2) Select a maturity for your security
You have the flexibility to choose the maturity for the
securities, which can be between 1 and 5 years, with 3-month increments in between. You may want to select a shorter
maturity when you have a shorter term view of the
underlying asset and a longer maturity if you have a longer
term view of the underlying asset.
For purposes of this example investment, we will assume that you selected a 3-year maturity.
3) Select the multiplier for your security
You need to select the multiplier for your security. In UBS
Equity Investor, you can choose a multiplier between 1.25
and 5 in increments of 0.25.
For purposes of this example investment, we will assume that you selected a multiplier of 3x.
There is no assurance that the indicated investment goal will be achieved. Investors may lose a substantial portion of their investment in the securities. Investors will not participate in any appreciation of the underlying asset greater than the maximum gain and the securities may underperform a direct investment in the underlying asset.
Sample strategies for selecting an underlying asset
Investment goal Underlying asset selection Considerations
Outperform the
underlying asset
Stocks you expect will appreciate moderately or
that may be range bound.
There is no guarantee that the asset will not appreciate
by more than the maximum gain, resulting in
underperformance, or will not decline in excess of the
buffer percentage, resulting in a loss.
Repair strategy Stocks that you expect will appreciate moderately and may already have losses from which you want
to try to recover.
There is no guarantee that the underlying asset will
appreciate or will not decline in excess of the buffer
percentage, resulting in further losses.
Buffered Return Optimization Securities |

4) Select the buffer percentage or the maximum gain for
your security
You then need to select either the buffer percentage or the
maximum gain. The buffer percentage can be set between
5% and 30%. The maximum gain has no pre-set limits.
However, maximum gains between 10% and 100% are
typical.
After selecting either the buffer percentage or the maximum
gain, your financial advisor will use UBS Equity Investor to solve for the final parameter of your security.
For purposes of this example investment, we will assume that you selected a buffer percentage of 10%. We will also
assume that your financial advisor solved for an indicative
maximum gain range of between 29% and 31%.
5) Agree on indicative terms and review the preliminary
terms supplement
If you are satisfied with the parameters for your security,
your financial advisor will e-mail you a preliminary terms
supplement summarizing the key terms, conditions and risks
for your security. This document will supplement the base
offering documents found toward the end of this guide. In the preliminary terms supplement, either the maximum gain or
buffer percentage will be represented by an indicative range.
For purposes of this example investment, we will assume that the preliminary terms supplement shows a range for the
maximum gain of between 29% and 31%.
If you want to receive the top of the maximum gain or buffer percentage range your financial advisor solved for, you must confirm your order within 20 minutes of when your financial
advisor generated the indicative terms.
Otherwise, that parameter will be set within the indicated
range after you confirm your order with your financial
advisor based on market conditions at that time.
For purposes of this example investment, we will assume that you do not confirm your order within 20 minutes of when
your financial advisor generated the indicative terms
and that the maximum gain will be set within the indicated
range after you confirm your order.
6) Confirm your order with your financial advisor
The deadline for your financial advisor to generate terms and send you the preliminary terms supplement is 2pm Eastern
time. The deadline to place an order is 3pm, Eastern time, on the same day you receive the preliminary terms supplement
for your security. This day will become the trade date for
your security. Because you have a limited amount of time to
review the preliminary terms supplement and accept the
terms of your security, you should carefully review the base offering documents and be comfortable with the features and
risks of Buffered Return Optimization Securities prior to
considering your first transaction.
The minimum issue size for creating a security is $100,000,
while the maximum size is $4 million. When deciding how
much to invest in any individual security, consider your
market exposure to the underlying asset and your overall
credit exposure to UBS. Generally, you should not invest
more in a security than you would be willing to invest
directly in the underlying asset. You should also consider
your credit exposure to UBS across your entire portfolio and whether an investment in the securities might cause you to be overly concentrated in UBS credit risk.
Hypothetical security terms
Issuer UBS AG
Maturity 3 years
Selected by you.
Underlying asset XYZ common stock
Selected by you.
Multiplier 3x
Selected by you.
Buffer percentage 10%
Selected by you.
Maximum gain 30%
Within the range indicated in the preliminary terms supplement.
Total principal amount $100,000
Selected by you.
Principal amount $10.00 per security
Initial level $25.00
The closing level of the underlying asset on the trade date.
8 | Buffered Return Optimization Securities

For purposes of this example investment, we will assume that you confirm an order with your financial advisor to invest
$100,000 in the security.
7) The final terms for your security are set
The initial level of the underlying asset will be set equal to the closing level of the underlying asset on the trade date.
The maximum gain or the buffer percentage will be set
within the range indicated in the preliminary terms
supplement. These final terms for your security will be e-
mailed to you in a final terms supplement.
For purposes of this example investment, we will assume that the initial level of the underlying asset is $25.00 and the
maximum gain is set within the range indicated in your
preliminary terms supplement at 30%.
8) The value of your security prior to maturity
You should be prepared to hold your security to maturity. If you wish to sell your security prior to maturity, you should be aware that the value of your security will fluctuate based on a number of factors, including the performance of the
underlying asset, time remaining to maturity, the implied
volatility of the underlying asset, dividends paid on the
underlying asset, market interest rates, the creditworthiness of UBS and the fees embedded in the price of your security.
Generally, you should not expect upside movements in the
underlying asset to coincide with similar movements in the
value of the securities due to limitations from the maximum
gain and other factors. However, declines in the level of the underlying asset may have a significantly negative effect on the value of your security. Prior to maturity, the market value of your security may be significantly less than the principal amount even if the level of the underlying asset has
increased.
UBS expects to maintain a market in its securities for clients who wish to sell their securities prior to maturity. However,
UBS is under no obligation to repurchase your security, and
the price you receive from UBS may be at a discount to the
market value of your security. Because you may not be able
to sell your security prior to maturity, you should be prepared to hold your security to maturity. If you are able to sell your security prior to maturity, you may incur a substantial loss even if the level of the underlying asset is above its initial level at that time.
9) The payment at maturity
The return on your securities will depend on whether the
underlying return as of the final valuation date is positive or negative (or zero). Please remember that any payment on a
security, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS is unable to repay its
obligations when due, you may lose some or all of your
investment in the securities.
Scenario 1: The closing level of XYZ stock on the final
valuation date is $27.00 (an 8% increase from the initial
level).
Because the underlying return is positive, UBS will repay the full principal amount plus pay a positive return equal to the lesser of the product of the underlying return multiplied by the multiplier and the maximum gain. Because three-times
the underlying return, or 24%, would not exceed the 30%
maximum gain, the return of the securities will equal 24%.
You will receive $124,000 at maturity ($12.40 per security).
Scenario 2: The closing level of XYZ stock on the final
valuation date is $32.00 (a 28% increase from the initial
level).
Because the underlying return is positive, UBS will repay the full principal amount plus pay a positive return equal to the lesser of the product of the underlying return multiplied by the multiplier and the maximum gain. Because three-times
the underlying return, or 84%, would exceed the 30%
maximum gain, the return of the securities will equal the
30% maximum gain. You will receive $130,000 at maturity
($13.00 per security).
Scenario 3: The closing level of XYZ stock on the final
valuation date is $41.00 (a 64% increase from the initial
level).
Because the underlying return is positive, UBS will repay the full principal amount plus pay a positive return equal to the lesser of the product of the underlying return multiplied by the multiplier and the maximum gain. Because three-times
the underlying return, or 192%, would exceed the 30%
maximum gain, the return of the securities will equal the
30% maximum gain. You will receive $130,000 at maturity
($13.00 per security).
Buffered Return Optimization Securities |

Scenario 4: The closing level of XYZ stock on the final
valuation date is $23.00 (an 8% decline from the initial
level).
Because the underlying return is negative and the percentage decline from the initial level to the final level is less than the buffer percentage, UBS will repay the full principal amount.
You will receive $100,000 at maturity ($10.00 per security).
Scenario 5: The closing level of XYZ stock on the final
valuation date is $18.00 (a 28% decline from the initial
level).
Because the underlying return is negative and the percentage decline from the initial level to the final level is greater than the buffer percentage, UBS will repay less than the full
principal amount at maturity. Because the underlying asset's
28% decline exceeds the 10% buffer percentage by 18%, you
will have exposure to the excess decline of the underlying
asset and incur a loss of 18%. You will receive $82,000 at
maturity ($8.20 per security).
Hypothetical payout on your $100,000 investment
Underlying asset Buffered Return Optimization Security
Final level Return at maturity Return at maturity Payment at maturity
… … … …
$35.00 40% 30% $130,000
$34.00 36% 30% $130,000
$33.00 32% 30% $130,000
$32.50 30% 30% $130,000
$32.00 28% 30% $130,000
$31.50 26% 30% $130,000
$31.00 24% 30% $130,000
$30.50 22% 30% $130,000
$30.00 20% 30% $130,000
$29.50 18% 30% $130,000
$29.00 16% 30% $130,000
$28.50 14% 30% $130,000
$28.00 12% 30% $130,000
$27.50 10% 30% $130,000
$27.00 8% 24% $124,000
$26.50 6% 18% $118,000
$26.00 4% 12% $112,000
$25.50 2% 6% $106,000
$25.00 0% 0% $100,000
$24.50 -2% 0% $100,000
$24.00 -4% 0% $100,000
$23.50 -6% 0% $100,000
$23.00 -8% 0% $100,000
$22.50 -10% 0% $100,000
$22.00 -12% -2% $98,000
$21.00 -16% -6% $94,000
… … … …
$0.00 -100% -90% $10,000
10 | Buffered Return Optimization Securities
Underlying asset breakeven
Initial level
Buffer percentage
with maximum gain

Summary
Buffered Return Optimization Securities provide the
opportunity to enhance a positive underlying return subject to a maximum gain with buffered downside exposure to any
negative underlying return at maturity. By using UBS Equity
Investor, your financial advisor can custom-design Buffered
Return Optimization Securities for you across a broad range
of parameters to help you meet your investment goals.
However, investing in Buffered Return Optimization
Securities involves significant risks and considerations that you should understand. We discuss some of these key
investment risks in the next section of this guide.
Buffered Return Optimization Securities |

Key investment risks
Issuer credit risk
Buffered Return Optimization Securities are unsubordinated,
unsecured debt obligations of UBS AG. Any payment on a
security is subject to the creditworthiness of UBS. If UBS is unable to pay its obligations as they come due, you may lose some or all of your investment in your security.
Risk of loss
You will be exposed to the downside market risk of the
underlying asset in excess of the buffer percentage and may
lose a substantial portion of your investment depending on
how much the underlying asset declines.
Potential returns are limited
Potential returns are limited to the maximum gain. At
maturity, if the underlying return is greater than the
maximum gain your securities will underperform the
underlying asset.
No income
The securities do not pay interest. You may earn no return
over the entire term of your securities and may lose a
substantial portion of your investment.
No dividends or voting rights
In owning a security rather than owning the underlying asset directly, you give up certain benefits associated with direct ownership. If the underlying asset pays a dividend, that
dividend will not be paid out to you. You also will not have voting rights that direct owners may have.
Fair value considerations
The issue price you pay for the securities will exceed their estimated initial value as of the trade date due to the
inclusion in the issue price of the underwriting discount,
hedging costs, issuance costs and projected profits. As of
the close of the relevant markets on the trade date, UBS will determine the estimated initial value of the securities by
reference to its internal pricing models and it will be set forth in the relevant final terms supplement. You will also receive an indicative range for the estimated initial value in the
preliminary terms supplement. These pricing models
incorporate, among other variables, an internal funding rate that is typically lower than the rate UBS pays on
conventional debt of a similar term. Use of an internal
funding rate generally reduces the economic value of the
securities and may adversely affect any secondary market
pricing on the securities.
Performance prior to maturity
In addition to the performance of the underlying asset, fees embedded in the issue price of a security and market factors that influence the price of bonds and options generally will also influence the value of a security prior to maturity.
Therefore, the market value of a security prior to maturity
may be less than its issue price even if the underlying asset has increased and may be substantially different than the
payment expected at maturity.
No guarantee of liquidity
No offering of the securities will be listed or displayed on any securities exchange or any electronic communications
network. A secondary trading market for the securities may
not develop. UBS Securities LLC and other affiliates of UBS
may make a market in the securities, although they are not
required to do so and may stop making a market at any time.
The price, if any, at which you may be able to sell your
securities prior to maturity could be at a substantial discount from the issue price to public and to its intrinsic economic value; and as a result, you may suffer substantial losses.
Investing in Buffered Return Optimization Securities involves significant risks. Below, we summarize some of the key risks.
However, prior to investing in any securities, you should carefully review the more detailed discussion of risks in the base offering documents (available toward the end of this guide) and in the preliminary terms supplement you receive from your financial advisor.
12 | Buffered Return Optimization Securities

Buffered Return Optimization Securities |

Potential conflicts
UBS and its affiliates may play a variety of roles in
connection with a security, including acting as calculation
agent and hedging UBS' obligations under the security. In
performing these duties, the economic interests of the
calculation agent and other UBS affiliates may be adverse to your interests as a security investor. Additionally, our
affiliates will derive compensation from sales of the
securities.
Taxation
The tax treatment of a security is complex. The offering
documents contain a tax disclosure discussing the expected
federal income tax consequences of investing in a security.
Significant aspects of the tax treatment of a security may be uncertain. UBS Financial Services Inc. and its employees do
not provide tax advice. You are urged to consult your own
tax advisor about the tax consequences of an investment in
the securities, as well as your own tax situation before
investing in any securities.

Where to find additional information

For additional information about UBS AG, the issuer of the

securities, please visit the SEC website at www.sec.gov. Our

Central Index Key, or CIK, on the SEC website is

0001114446. You can also find additional information at

www.ubs.com/investors.

The base offering documents for Buffered Return

Optimization Securities consist of the prospectus supplement

(including a sample final terms supplement), product

supplement and base prospectus. The base offering

documents are available by clicking on the link below.

Base offering documents for Buffered Return

Optimization Securities:

http://www.sec.gov/Archives/edgar/data/1114446/ 000119312514311413/d776892d424b2.htm

Your financial advisor can also send you hard copies of these documents free of charge.

14 | Buffered Return Optimization Securities

Buffered Return Optimization Securities |

Calculation agent
UBS Securities LLC is the calculation agent for the
securities. The calculation agent may have considerable
discretion in calculating the amounts payable in respect to the securities, and you should be aware of potential conflicts of interest between the calculation agent's role and your interest as a holder of the securities prior to making an investment.
Buffer percentage
The buffer percentage is a feature designed to reduce a
portion of the downside market risk of an underlying asset at maturity. The buffer percentage is a positive percentage.
Final level
The final level is the closing level of the underlying asset on the final valuation date, as determined by the calculation
agent.
Final valuation date
The final valuation date is disclosed in the preliminary terms supplement you receive. The final valuation date may be
subject to postponement if certain market disruption events
occur.
Final terms supplement
The final terms supplement is the document that summarizes
the final terms of your security and will be e-mailed to you on the trade date after the final terms for your security are set.
Initial level
The initial level is the closing level of the underlying asset on the trade date, as determined by the calculation agent. Since you must place your order before the market closes on the
trade date, you will not know the exact initial level when you place your order, but it will be disclosed in the final terms supplement you receive.
Issue price
The issue price is the price you pay for your security. The
issue price per security will be $10.00. The security is subject to minimum individual purchase amount and issue size
requirements, as discussed above and in the base offering
documents.
Glossary
Implied volatility
Implied volatility is a forward-looking measure of an asset's price variation that is derived from the market price of
options on that asset.
Maturity date
The maturity date is the date on which UBS will pay you the
cash you may be owed in accordance with the terms of your
security. The maturity date will be disclosed in the
preliminary terms supplement you receive and is typically
five business days after the final valuation date. The maturity date may be subject to postponement if the final valuation
date is postponed.
Maximum gain
The maximum gain limits the participation in any underlying
asset appreciation and represents the highest possible return on the security at maturity.
Multiplier
The multiplier is applied to any positive underlying return
and can enhance returns up to the maximum gain.
Preliminary terms supplement
The preliminary terms supplement is the document that
summarizes the preliminary terms and conditions of your
security as well as certain key risks. You must review and
confirm the preliminary terms with your financial advisor
before placing your order for your security.
Trade date
The trade date is the date on which you place your order for a security. On this date, the trade is executed and the initial level and other terms of your security are determined.
Underlying asset
The underlying asset may be a common stock or American
depository receipt of a specific company or the share of an
exchange-traded fund.
Underlying return
The percentage performance of the underlying asset as
measured from the initial level to the final level.

16 | Buffered Return Optimization Securities
UBS Financial Services Inc. is a subsidiary of UBS AG.
UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement and a prospectus supplement for the securities) with the Securities and Exchange Commission, or SEC, for the offerings to which this free writing prospectus relates. Before you invest, you should read these documents and any other documents relating to the securities that UBS has filed with the SEC for more complete information about UBS and these offerings. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC
website is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.